Exhibit 1.01

LAM RESEARCH CORPORATION
CONFLICT MINERALS REPORT
For the reporting period from January 1, 2018 through December 31, 2018
This Conflict Minerals Report (this “Report”) of Lam Research Corporation (including its consolidated subsidiaries, the “Company”, “Lam”, “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, for the reporting period January 1, 2018 through December 31, 2018 (the “Reporting Period”).
Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Subject Minerals” (as defined below) are necessary to the functionality or production of such products. “Subject Minerals” are defined herein as: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or a country that shares an internationally recognized border with the DRC (collectively, the “Covered Countries”).
Our operations may at times manufacture, or contract to manufacture, products for which Subject Minerals are necessary to the functionality or production of those products (collectively, our “products” and, individually, a “product”). As required by Form SD, we have conducted a good faith reasonable country of origin inquiry regarding the Subject Minerals included in our products manufactured or contracted to be manufactured during the Reporting Period (collectively, our “in-scope products” and, individually, an “in-scope product”), to determine whether any of such Subject Minerals originated in the Covered Countries and/or whether any of such Subject Minerals may be from recycled or scrap sources. Where applicable, we have conducted additional due diligence regarding the sources of the Subject Minerals contained in our in-scope products. The results of our reasonable country of origin inquiry regarding the Subject Minerals contained in our in-scope products, as well as our additional due diligence regarding the sources of such Subject Minerals, are contained in this Report.

I.    Product Overview
The following Lam products are within the scope of Rule 13p-1 and Form SD.
1. Etch Products
A series of wafer fabrication products that selectively remove materials from the wafer to create features and patterns of a device:

a.	Kiyo® product family

b.	Versys® Metal product family

c.	Flex™ product family

d.	Syndion® product family

2. Deposition Products
A series of high-productivity thin film deposition systems that form a device’s sub-microscopic layers of conducting (metal) or insulating (dielectric) materials:

a.	SABRE® product family

b.	ALTUS® product family

c.	VECTOR® product family

d.	SPEED® product family

e.	SOLA® product family

f.	Striker® product family

3. Clean Products
A series of single-wafer wet and plasma-based wafer cleaning products that remove particles and residues from the wafer surface before and after adjacent processes:

a.	DV-Prime®

b.	Da Vinci®

c.	SP Series

d.	Coronus® product family

e.	EOS®

4. Mass Metrology
Metryx® mass metrology systems, available as both platform-integrated modules and as stand-alone systems, deliver sub-milligram mass measurement capability for advanced process monitoring and control of three-dimensional device structures.
5. Legacy Products
Multiple series of refurbished and newly built previous-generation products from Lam, as the original equipment manufacturer (“OEM”), for applications that do not require the most advanced wafer processing capability.

II.	Reasonable Country of Origin Inquiry (“RCOI”)
During the Reporting Period, we took the following measures, based on the Organisation for Economic Cooperation and Development’s (“OECD”) due diligence framework, to determine the source and chain of custody for the Subject Minerals contained in our in-scope products.
To determine whether Subject Minerals included in our in-scope products originated in Covered Countries, we retained Assent Compliance (“Assent”), a third party service provider, to assist us in reviewing our supply chain. We improved our survey methodology by focusing on our top 100 consolidated direct-spend supplier families (collectively, the “Covered Suppliers”), covering approximately 93% of the direct spend during the reporting period that potentially could contain Subject Materials. This represents an increase of 3% in direct-spend coverage compared to the prior reporting period. Our survey response rate was 86%, a 10% increase over 2017. We determined it was impractical to exclude from this list all irrelevant suppliers because we could not reasonably determine in all cases the presence or absence of Subject Minerals in all materials supplied for inclusion in our in-scope products.
We used the Conflict Minerals Reporting Template (“CMRT”), a resource provided by the Responsible Minerals Initiative (the “RMI”), to conduct a survey of the Covered Suppliers. We requested that such suppliers complete version 5.11 of the CMRT and return it to Assent. Responses to the CMRT allowed for some elimination of irrelevant suppliers, based on responses indicating that the Subject Minerals used by such suppliers are not necessary to the functionality or production of their products. We also periodically reviewed the Covered Supplier list to ensure that irrelevant or “out of scope” suppliers were removed from the survey process based on the most current information available.
Assent requested that all Covered Suppliers complete the CMRT and made available training and educational resources to guide suppliers on best practices and the use of the CMRT. Assent monitored and tracked all communications for future reporting and transparency. All Covered Suppliers that were unresponsive to the initial request were contacted a minimum of five times to encourage them to submit a valid and complete CMRT.
Assent subjected all submitted CMRTs to an automated data validation in order to identify in accurate submissions and contradictory answers. Covered Suppliers were contacted regarding invalid forms and encouraged to resubmit a valid form. As of April 30th, 2019, there were 7 invalid supplier submissions that had not been corrected.

Based upon the measures described above, we were unable to determine whether our in-scope products contain Subject Minerals originating in the Covered Countries. As a result, we exercised due diligence on the source and chain of custody of Subject Minerals in our supply chain as described in Part III below.

III.	Due Diligence and Risk Mitigation
Our due diligence process, which significantly overlaps our RCOI process described above, is based on the OECD’s due diligence guidance. In addition to the RCOI, we have done the following since the start of 2018 to determine the mine or location of origin for the Subject Minerals contained in our in-scope products:
1.     Company Management Systems
a.    Conflict Minerals Policy Statement
We have adopted and communicated to suppliers and to the public a Conflict Minerals Policy Statement. A copy of the Policy Statement is publicly available at http://www.lamresearch.com/company/corporate-social-responsibility/supply-chain. The content on any web site referred to in this Report is not incorporated by reference into this Report unless expressly noted.

b.	Maintain Appropriate Organizational Structure to Support Due Diligence
We have established an organizational structure to support our due diligence process that includes processes for handling requests for information, escalations to management regarding issues or problems, surveying of suppliers, and documentation of any responses and red flags associated therewith.
Our due diligence process is carried out by individuals in our supply chain organization, who are supported by an inter-disciplinary support team comprised of members of the legal department, finance, engineering, customer account teams and environmental health and safety departments to help address any questions associated with the reasonable country of origin inquiry and/or due diligence process. We also use a third-party service provider, Assent Compliance, to assist with evaluating supply chain information regarding Subject Minerals and in the development and implementation of due diligence steps. In addition, we have provided reports and briefings on the requirements of Rule 13p-1 to Company management.

c.	System of Controls and Transparency
We survey Covered Suppliers using the CMRT, as described in Part II above, in order to identify the source and chain of custody for the Subject Minerals contained in our in-scope products. We employ an automated tool hosted by Assent in order to validate submitted CMRTs. Records relating to our conflict minerals program, including supplier responses to CMRTs, are retained for at least ten years, in accordance with our record retention policies.
d.     Supplier Engagement
We expect our suppliers to have policies in place to reasonably assure that any Subject Minerals used in the production of the products sold to us are DRC conflict-free. This means that the products do not contain Subject Minerals that directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses in the Covered Countries.
We continue to include a standard provision in the terms and conditions of our purchase orders requiring our suppliers to promptly provide accurate, complete and timely information and documentation to assist us as we may request to comply with Rule 13p-1 and Form SD. This includes disclosing whether any of the suppliers’ deliverables contain Subject Minerals and, if so, providing such information as we may request to allow us to determine whether such Subject Minerals are DRC conflict free (as such term is defined in Form SD). We have also incorporated similar requirements into relevant commonly-used supplier contract templates to further strengthen supplier engagement in the due diligence process.
This year, we again made available to Covered Suppliers access to training and educational resources to guide them on best practices and the use of the CMRT, including access to Assent’s Conflict Minerals training course. This training was tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.
e.    Grievance Mechanism
Our employees, contractors and consultants may report suspected violations of our policies, including our Conflict Minerals Policy Statement, using our Ethics Helpline. Suppliers and others outside of the Company may contact our supply chain organization to communicate with us, including to report grievances.

2.     Identify and Assess Risks in the Supply Chain
Our survey of Covered Suppliers using the CMRT, as described in Part II above, is designed to identify the source and chain of custody for the Subject Minerals contained in our in-scope products. The responses of Covered Suppliers to these surveys are then used to identify risks in our supply chain.
Assent analyzed survey responses provided by Covered Suppliers, contacted Covered Suppliers for additional information, and gathered other pertinent data, in order to identify and assess risks. These risk assessments are reviewed with members of our supply chain organization.
Responses provided by Covered Suppliers using the CMRT included the names of facilities identified by those suppliers as smelters or refiners.  Assent compared these facilities with the list of smelters and refiners maintained by the RMI and, if a supplier indicated that the facility was certified as “conflict-free,” confirmed that the facility had been given that designation by the RMI. Assent assigns each RMI-recognized smelter or refiner a relative risk designation based on several factors, including geographic proximity to the DRC and Covered Countries, and whether a smelter or refiner has committed to a third-party audit.

In addition, Covered Suppliers were evaluated by Assent on the strength of their programs based on criteria including:

•	Whether the supplier has a policy in place that includes DRC conflict-free sourcing;

•	Whether the supplier has implemented due diligence measures for conflict-free sourcing;

•	Whether the supplier verifies due diligence information received from its suppliers against the Company’s expectations; and

•	Whether the supplier’s verification process includes corrective action management.

Suppliers who Assent determines do not meet or exceed these criteria are expected to receive educational material from Assent on how to improve their conflict minerals programs.

3.     Design and Implement Strategy to Respond to Identified Risks
a.     Devise and Implement Risk Management Plan
Our risk management plan to respond to any situations which might arise involving Subject Minerals contained in our in-scope products being identified as sourced from the Covered Countries includes: carrying out the due diligence described in this Report; understanding the products impacted by any supplied materials identified as containing Subject Minerals; understanding the extent of our reliance on such materials; undertaking additional due diligence and risk mitigation to respond to identified risks; and communicating to our suppliers that any Subject Minerals should be sourced responsibly wherever possible.
When Assent determined that, according to its criteria, a smelter or refiner reported on a CMRT by one of our Covered Suppliers potentially posed a risk, risk mitigation activities were initiated. Assent responded to CMRT submissions identifying any such smelter or refiner with instructions to the supplier to take risk mitigation actions. As per the OECD Due Diligence Guidance, the appropriate risk mitigation depends on the supplier’s specific position in the supply chain. Suppliers are given clear performance objectives within reasonable timeframes with the goal of reducing these potential risks from the supply chain.
In addition, Suppliers identifying smelters or refiners deemed by Assent to potentially pose a risk were requested to submit a product-specific CMRT, to allow us to better identify any connection between such a smelter or refiner and the products being supplied to us.

b.	Reporting of Findings to Management
We apprise members of senior management of the results of the RCOI and due diligence process to allow for any appropriate feedback and guidance.

4.	Independent Third-Party Audit of Smelter’s / Refiner’s Due Diligence Practices
We rely on third party audits of smelters and refiners such as those carried out through the RMI’s Responsible Minerals Assurance Program (RMAP). To the extent that other audited supplier certifications are provided to the Company, the Company may consider reliance on a case-by-case basis.

5.     Report Annually on Supply Chain Due Diligence
This Report and our prior annual Conflict Minerals Reports prior calendar years are publicly available at http://investor.lamresearch.com/sec.cfm.

IV.	Results of Due Diligence
Many Covered Suppliers indicated that they received information regarding their supply chains from more than 75% of their suppliers and, therefore, could provide an improved list of all smelters or refiners in their supply chains compared to what was provided in 2017, when many Covered Suppliers indicated that they received information from fewer than 75% of their suppliers. Based solely on information that was provided by the Covered Suppliers (as described above), as of April 30, 2019, we have validated as RMI-recognized 317 of the potential smelters or refiners identified by Covered Suppliers. These potential smelters or refiners are listed in the table set forth in Appendix A to this Report. By RMI-recognized, we mean that the entities have been confirmed by Assent to be properly classified as smelters or refiners using the “Smelter Reference List” maintained by the RMI. Of the 317 RMI-recognized smelters and refiners identified by the Covered Suppliers, 253 have been identified by the RMI as “compliant” with the RMAP’s third-party audit protocol, and another 11 have been identified by the RMI as “active”, meaning they have agreed to undergo or are currently undergoing a third-party audit and are progressing through the audit and/or post-audit corrective action process.
The majority of the survey responses we received from the Covered Suppliers provided smelter and refiner data only at a company or divisional level and did not identify the specific smelters or refiners providing Subject Materials contained in products being sold to Lam, nor did they identify the country or countries or origin. Because of the lack of product-level responses, our list of potential smelters and refiners in Appendix A may contain more smelters and refiners than those that actually processed the Subject Minerals contained in products supplied to us. In addition, we do not have adequate information to be able to determine the specific countries of origin of the Subject Minerals processed by those smelters and refiners. Therefore, for the Reporting Period, we were unable to determine whether or not Subject Minerals in our in-scope products originated from the smelters and refiners listed in Appendix A, nor were we able to determine the countries of origin of those Subject Minerals.
As our engagement with the supply chain for our products evolves and matures, this list of potential smelters and refiners may change to reflect improvements in the quality of information provided to us.
V.     Continuous Improvement
In order to improve our due diligence, we currently make available to Covered Suppliers information and training resources regarding responsible sourcing of Subject Minerals.
Forward-Looking Statement Disclaimer
Statements made in this Report that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, those regarding the Company’s expected future supplier due diligence, engagement and risk mitigation efforts, and development of related due diligence and risk mitigation processes. Some factors that may affect these forward-looking statements include: statutory and regulatory changes and judicial developments relating to conflict minerals disclosure; changes in our supply chain, components and parts, or products; and industry developments relating to supply chain diligence, risk mitigation, disclosure and other practices. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks, including those detailed in documents filed by us with the Securities and Exchange Commission. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this Report.

Appendix A:

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA (“USA”)	CID002708
Gold	Advanced Chemical Company	USA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	USA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	USA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	USA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L’Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	USA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	USA	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	USA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	USA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	USA	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	USA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918

Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	USA	CID001993
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	USA	CID002504
Tantalum	Exotech Inc.	USA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	USA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	USA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	USA	CID002568
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847
Tantalum	QuantumClean	USA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	USA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tin	Alpha	USA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	USA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	USA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	USA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	USA	CID000966
Tungsten	Kennametal Huntsville	USA	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	USA	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095